Exhibit 10.3

University Girls Calendar LTD
Unit #311, 1881 Brunswick St
Halifax, Nova Scotia
B3J 3L8
(902) 489 - 4029

Description of Photographs: Photos for an upcoming printed calendar or online release through our website (www.universitygirlscalendar.com) by University Girls Calendar LTD
Photographer: Matt Skinner

I give University Girls Calendar LTD, Matt Skinner and all licensees and assignees the absolute right to copyright and use of the photograph(s) described above and any other reproduction or adaptations thereof, in whole or in part, alone or in composite or altered form, or in conjunction with and wording or other photographs or drawings, for advertising, publicity, editorial or any other purposes. I understand that I do not own the copyright in the photograph(s), and I waive any right to inspect or approve the finished use of the photograph(s). I hereby release and discharge University Girls Calendar LTD, photographer Matt Skinner and all licensees and assignees from any liability whatsoever, by reason of any distortion or alteration or use in composite or other form, whether or not, which may occur in the making or use of the photograph(s). I have read this release and am fully familiar with and understand its contents. I am over the age of eighteen and have the right to enter into this contract.

Name: ____________________________________________________

Signature: _________________________________________________

Date: _____________